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                                 EXHIBIT (99-4)

          Directors and Officers (Third) Liability Binder of Insurance

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COMPANY:                   ACE Bermuda Insurance Ltd.
                           ACE Global Headquarters
                           17 Woodbourne Avenue
                           Hamilton HM 08
                           Bermuda

ACE Bermuda Insurance Ltd. Confirms binding the following:

INSURED:                   Procter & Gamble Co.
POLICY PERIOD:             June 30, 2004 to June 30, 2005
LIMIT OF LIABILITY:        $25,000,000
ATTACHMENT:                $50,000,000
AGGREGATE LIMIT:           $25,000,000
PREMIUM:                   $1,050,000

                                   STRUCTURE:

NAME                       LIMITS
----                       ------
                D&O                         C.R.
CODA        $25,000,000                     Nil.
                           (Retention of 0/0/$50,000,000 for each
                                       Separate Loss)
XL BDA      $25,000,000                     Nil
ACE BDA     $25,000,000                 $25,000,000

SPECIAL CONDITIONS

1.    Cover will be issued on Policy Form ACE D&O 03/00. Policy Number
      PG-10151D.

2.    Followed Policy is CODA as per binder dated June 28, 2004.

3.    Coverage is D&O and Corporate Reimbursement.

4.    Endorsements to be included effective this Policy Period inception:

- Unilateral Discovery Period, 12 months at 150%. No new aggregate limit for Discovery Period.

- Prior and/or Pending Litigation Exclusion Endorsement as per expiring Endorsement Number 2.

-     Incorporation of Application Endorsement as per expiring Endorsement
      Number 3.

-     Incorporation of Warranty Endorsement as per expiring Endorsement Number
      4.

- Incorporation of Underlying Terms Endorsement as per expiring Endorsement Number 5.

- Non follow form of CODA exclusions (c), (d), (e) Endorsement as per expiring Endorsement Number 6.

-     Retention Endorsement as per expiring Endorsement Number 8.

-     Insured v Insured exclusion Endorsement as per expiring Endorsement Number
      9.

- Non follow form of CODA Section 8(a)(i), (b) and (c). Non follow form of CODA Section 18 (b) except for Side A.

-     BI/PD exclusion Endorsement as per expiring Endorsement Number 11.

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-     Pollution exclusion Endorsement as per expiring Endorsement Number 12.

- Directors' and Officers' Coverage Endorsement as per expiring Endorsement Number 13.

-     Cancellation Clause Endorsement as per expiring Endorsement Number 14.

-     Order of Payments Endorsement.

5. Unless otherwise agreed to prior to the premium due date, ACE requires payment of 88% of the above bound premium.

6. ACE requires receipt, review, and underwriting acceptance of the following by the dates specified otherwise this coverage is void ab initio:

      - An assignment letter assigning CODA extension application to ACE Bermuda by July 9, 2004.

      -     Applicable premium by July 9, 2004.

7. Please note that for regulatory reasons all payments relating to U.S. based insureds must be transacted through a resident Bermuda broker.

Best Regards,

/s/ DAVID GUTTERIDGE
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David J. Gutteridge
Ace Bermuda Insurance Ltd.